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                                                              Exhibit (a)(1)(ix)

                         FORM OF E-MAIL NOTIFICATION OF
                 ACCEPTANCE AND CANCELLATION OF TENDERED OPTIONS

         This e-mail confirms that all options validly tendered for exchange pursuant to the most recent version of Capstone Turbine Corporation's Offer to Exchange Certain Outstanding Options for New Options (originally dated June 25, 2003, as amended on July 9, 2003 and as amended from time to time thereafter), were accepted and cancelled on July 25, 2003.